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                                                                   Exhibit 99.10

     AGREEMENT REGARDING THE JOINT FILING OF AMENDMENT NO. 1 TO SCHEDULE 13D

The undersigned hereby agree as follows:

     (1)  Each of them is individually eligible to use Amendment No. 1 to
          Schedule 13D to which this Exhibit is attached, and such Amendment No. 1 to Schedule 13D is filed on behalf of each of them; and

     (2) Each of them is responsible for the timely filing of such Amendment No. 1 to Schedule 13D and any amendments thereto, and for the completeness and accuracy of such information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: January 8, 2007                  BERKSHIRE FUND V, LIMITED PARTNERSHIP

                                        By: Fifth Berkshire Associates LLC,
                                            its General Partner

                                        BERKSHIRE FUND VI, LIMITED PARTNERSHIP

                                        By: Sixth Berkshire Associates LLC,
                                            its General Partner

                                        BERKSHIRE INVESTORS LLC


                                        BERKSHIRE PARTNERS LLC


                                        By: /s/ Richard K. Lubin

                                        Name: Richard K. Lubin

                                        Title: Managing Director